DRAFT - May 22, 1997

                        AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT OF MERGER made as of the _____ th day of June, 1997

BETWEEN:

     SKYWAY HOME, INC., a corporation incorporated pursuant to the laws of the State of Nevada and having its place of business at Suite 216, 18 Corporate Plaza, Newport Beach, California (hereinafter called "Skyway")

     OF THE FIRST PART

AND:
     SKYWAY HOME ACQUISITION CORPORATION, a corporation incorporated pursuant to the laws of the State of Nevada and having its place of business at Suite B-169 North Scottsdale Road, Scottsdale, Arizona (hereinafter called "Acquisition")

     OF THE SECOND PART

WHEREAS:

  A. Skyway is a corporation duly organized and existing under the laws of the State of Nevada.

  B. Acquisition is a corporation organized duly organized and existing under the laws of the State of Nevada.

  C. Skyway and Acquisition, acting by their respective boards of directors, have determined that it is advisable and in the best interests of their shareholders that Skyway and Acquisition merge in a forward triangular merger, with Acquisition to be the surviving corporation, pursuant to the terms and conditions of this Agreement and the laws or the State of Nevada (the "Merger"). Upon effectiveness of the Merger, all of the outstanding common stock of Skyway will be converted into 6,300,000 common shares

  D. The boards of directors of each of Skyway and Acquisition have, in each case by the affirmative vote of a majority of the full board of directors, authorized and approved this Agreement and the Merger.

  E. It is the intent of Skyway and Acquisition that this merger be treated as a reorganization pursuant to Section 368 (a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(D) of the Code.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.  INTERPRETATION

  1.1 Where used herein or in any amendments or Schedules hereto, the following terms shall have the following meanings:

    (a) "Agreement and Plan of Reorganization" means the agreement and plan of reorganization between the Skyway Shareholders, Skyway and Claire dated as of the ___ day of May, 1997;

    (b) "Skyway Shareholders" means The Curlin Trust, Harry Moll and Logan Anderson;

    (c) "Skyway Shares" means all of the issued and outstanding shares of Skyway, being 630,000 common shares;

    (d)  "Constituent Corporations" means Acquisition and Skyway;

    (e) "Effective Date" means the date on which the Merger is effective, as contemplated in Section 2.1;

    (f)  "Merger" means the merger of Acquisition and Skyway, as contemplated by
Section 2.1 of this Agreement;

    (g) "Surviving Corporation" means Acquisition as of and subsequent to the Effective Date of the Merger;

    (h) "Claire" means Claire Corp, a corporation duly incorporated under the Nevada Act;

    (i)  "Nevada Act" means the Business Corporations Act of the State of
Nevada.

  1.2 All dollar amounts referred to in this agreement are in United States funds, unless expressly stated otherwise.

  1.3 This Agreement shall be interpreted to give effect to the intention of the parties that this transaction qualify as a tax-free reorganization pursuant to Internal Revenue Code Sections 368(a)(1)(A) and 368(a)(2)(D), and regulations promulgated thereunder.

2.  THE MERGER

  2.1  Skyway will be merged with and into Acquisition on the following basis:

    (a) the Merger will be effective on the date when this Merger Agreement is filed with the Secretary of State of the State of Nevada (the "Effective Date");

    (b) the separate existence of Skyway will cease upon effectiveness of the Merger;

    (c) Acquisition will survive as the Surviving Corporation upon effectiveness of the Merger and will continue to exist by virtue of and will be governed by the laws of the State of Nevada.

3.  FILING OF MERGER AGREEMENT

  3.1 Skyway and Acquisition will forthwith upon execution of this Agreement execute articles of merger in the form required by the Nevada Act, which articles of merger will include:

    (a)  the plan of merger set forth in this Merger Agreement;

    (b) confirmation of the approval of the shareholders of each of Skyway and Acquisition of the Merger and this Merger Agreement.

  3.2 The Merger shall be completed by submitting the articles of merger to the Secretary of State of Nevada in accordance with the Nevada Act.

4. CONVERSION OF SHARES

  4.1 Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each common share of Acquisition issued and outstanding immediately prior to the Merger shall after completion of the Merger continue to constitute one validly issued, fully paid and non-assessable common share of Acquisition. Each stock certificate of Acquisition evidencing ownership will continue to evidence ownership of such common shares of acquisition.

  4.2 Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each Skyway Share issued and outstanding immediately prior to the Merger shall be changed and converted automatically into 10 common shares of Claire (the "Exchange Ratio") for an aggregate of 6,300,000 common shares of Claire. Upon surrender of the certificates representing the Skyway Shares at the closing of the Agreement and Plan of Reorganization, new certificates for 6,300,000 common shares of Claire shall be issued in accordance with the Exchange Ratio calculation. Such certificates shall provide an appropriate securities law legend, providing, among other things, that the shares evidenced by the certificates are being acquired for investment purposes and are restricted securities.

  4.3 On and after the Effective Date, all of the outstanding certificates which prior to the Effective Date represented shares of Skyway shall be deemed for all purposes to evidence ownership of and to represent the shares of Claire into which the shares Skyway represented by such certificates have been converted as herein provided. The registered owner on the books and records of Skyway or its transfer agents of any such outstanding stock certificates, shall until such certificates shall have been surrendered for transfer or conversion or otherwise accounted for to Claire or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Claire evidenced by such outstanding certificate as provided above.

  4.4 In the event any certificates evidencing shares of Skyway shall have been lost, stolen or destroyed, Claire shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of any affidavit of that fact by the holder thereof, such shares of Claire.

  4.5  No fraction shares of Claire will be issued.

  4.6 All shares of Claire issued upon the surrender for exchange of shares of Skyway in accordance with the terms of this Merger Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Skyway. There shall be no further registration of transfers on the record of Acquisition of shares of Skyway which were outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates evidencing shares of Skyway are presented to Acquisition for any reason such shares of Skyway shall be deemed void and cancelled.

5.  EFFECT OF MERGER

  5.1  On the Effective Date, the Surviving Corporation will:

    (a) possess all the powers, rights, privileges, goodwill, immunities and franchises, as well of a public as of a private nature, of each of the Constituent Corporations;

    (b) possess all property, real, personal and mixed, and all debts due on whatever account and subscriptions to shares and all other thing in action and every other interest of and belonging to or due to each of the Constituent Corporations, each of which shall be taken and deemed to be transferred to and vest in the Surviving Corporation without further act;

    (c) be responsible and liable for all debts, liabilities and obligations of each of the Constituent Corporations, and all rights of creditors and all liens upon the property of the Constituent Corporations shall not be impaired by the Merger, and all debts, liabilities and duties of the Constituent Corporations shall attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

  5.2 Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in its place.

  5.3 The corporate name, entity and separate existence of Skyway, except insofar as the same shall continue by requirements of statute, shall terminate, and such corporation shall cease to be a corporation organized and existing under the laws of the State of Nevada, and the Surviving Corporation shall be a corporation organized and existing under the laws of the State of Nevada.

6.  SURVIVING CORPORATION

  6.1 The name of the Surviving Corporation shall upon completion of the merger be "Skyway Homes, Inc.".

  6.2 The Surviving Corporation shall have its principal place of business at Suite 216, 18 Corporate Plaza, Newport Beach, California.

  6.3 The purposes of the Surviving Corporation shall be, without limitation, to continue and carry on the business of the Constituent Corporations and to do all things permitted by and in accordance with the by-laws of the Surviving Corporation.

  6.4 The authorized capital stock of the Surviving Corporation shall be 100,000,000 shares of common stock without par value. The rights and restrictions of the common stock shall be as set forth in the by-laws of the Surviving Corporation.

  6.5 The articles of incorporation of the Surviving Corporation shall continue in full force as the articles of the Surviving Corporation until further amended, altered, or repealed, or as provided by law.

  6.6 The by-laws of the Surviving Corporation shall continue to be its bylaws following the effective date of the Merger.

  6.7 The directors and officers of the Surviving Corporation on the Effective Date shall continue as the directors and officers of the Surviving Corporation for the full unexpired term of their offices and until their successors be chosen or appointed according to law or according to the By-laws of the Surviving Corporation.

7.  GENERAL PROVISIONS

  7.1  Time shall be of the essence of this agreement.

  7.2 From time to time, as and when required by the Surviving Corporation or by its successors and assignees, there shall be executed and delivered on behalf of such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in order to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

  7.3 At any time before the Effective Date, this Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of either Acquisition of Skyway or all, notwithstanding the approval of the merger Agreement by the shareholders of the Constituent Corporations.

  7.4 This agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

  7.5 If any legal action arises with regard to this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred in enforcing or attempting to enforce any of the terms, covenants, or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorney's fees, incurred in any appeal from any action brought to enforce any of the terms, covenants, or conditions.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

SKYWAY HOMES, INC.
by its authorized signatory:


________________________________
Charles Seven, President

SKYWAY HOMES ACQUISITION CORPORATION
by its authorized signatory:


________________________________
Jan Wallace, President